Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-255228) pertaining to the agilon health, inc. 2021 Omnibus Equity Incentive Plan and the agilon health, inc. Employee Stock Purchase Plan of our report dated March 3, 2022, with respect to the consolidated financial statements of agilon health, inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Los Angeles, California

March 3, 2022